Exhibit 10.1

CARROLLTON BANCORP

Restricted Stock Award Agreement

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of June 26, 2013, is made by and between Carrollton Bancorp, a Maryland corporation (the “Company”), and _______________ (the “Participant”), pursuant to the provisions of the Carrollton Bancorp 2007 Equity Plan (the “Plan”).

1. Award.

(a) Grant of Restricted Stock.  Pursuant to the Plan and subject to the terms and conditions set forth in this Agreement and in the Plan, on June 26, 2013 (the “Grant Date”), the Company granted to the Participant an award of Restricted Stock (the “Award”) representing 1,957 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

(b) Restrictions.  The Shares are deemed issued as of the Grant Date, but will be held by the Company or the Company’s transfer agent as provided in Section 3 hereof until the date on which the Award vests in accordance with Section 2 hereof (the “Restriction Period”).  During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares and the Shares will be subject to a substantial risk of forfeiture.

2. Vesting; Forfeiture.

(a) Vesting Date.  Subject to paragraph (b) of this Section 2, the Award will vest on June 26, 2014 (the “Vesting Date”).

(b) Acceleration of Vesting.  Notwithstanding paragraph (a) of this Section 2, the Vesting Date will be accelerated, such that all restrictions on the Award hereunder will lapse, under the following circumstances:

(i) If the Participant experiences a separation from service with the Company due to the Participant’s death, Disability or Retirement prior to the Vesting Date, then the Award will vest as of the date of such separation from service; and/or

(ii) If the Company experiences a Change in Control prior to the Vesting Date, then the Award will vest as of the date of such Change in Control.

(c) Forfeiture of Award.  The Award will immediately lapse and be forfeited, and the Shares will be canceled, if, prior to the Vesting Date, (i) the Participant experiences a separation from service with the Company for any reason other than the Participant’s death, Disability or Retirement and/or (ii) the Participant breaches any restriction or any other term or condition contained in this Agreement.  Upon signing this Agreement, the Participant shall deliver to the Company a stock power in the form attached hereto as Exhibit A with respect to the Shares.  The Company will use the stock power to cancel any Shares that do not become vested.  The Company will return the stock power to the Participant with respect to any Shares that become vested.

3. Custody of Shares.  During the Restriction Period, (a) the Shares will be represented in a book entry account in the name of the Participant, (b) the Company will instruct its transfer agent to prohibit the transfer of the Shares, and (c) the Participant will not be entitled to delivery of any stock certificates evidencing the Shares.  As soon as is reasonably practicable following the vesting of the Award, the Company will rescind such instruction and deliver, or cause to be delivered, to the Participant one or more stock certificates evidencing the Shares.

4. Stockholder Rights.  Subject to paragraph (b) of Section 1, Section 2 and Section 3 of this Agreement, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares that are not vested, including the right to receive dividends on and to vote such Shares; provided, however, that if any dividends declared on the Shares are paid in shares of Common Stock (the “Dividend Shares”), then the Dividend Shares will constitute Restricted Stock and will be subject to the terms and restrictions contained in this Agreement as if they were Shares granted as part of the Award, including, without limitation, paragraph (b) of Section 1, Section 2 and Section 3.  As used in this Agreement, the term “Shares” includes any Dividend Shares.

5. Taxes.

(a) Payment of Taxes.  The payment of any taxes arising as a result of the Award shall be the Participant’s responsibility.  The Participant shall (i) pay to the Company or its designee, upon demand, such amount as the Company may demand for the purpose of satisfying the Company’s obligation to withhold federal, state, local or foreign income, employment or other taxes incurred by reason of the vesting of the Award or the Participant’s filing of an election under Section 83(b) of the Code (the “Tax Withholding Amount”) and (ii) provide the Company with any forms, documents or other information reasonably required by the Company in connection therewith.  The Participant may satisfy the requirements of clause (i) above by (a) making payment of the Tax Withholding Amount in United States dollars cash, (b) tendering Mature Shares owned by the Participant which have a Fair Market Value equal to the Tax Withholding Amount, (c) requesting that the Company withhold from the Shares to be transferred to the Participant that number of Shares having a Fair Market Value equal to the Tax Withholding Amount, (d) making payment in such other form as the Committee or Board of Directors may deem acceptable in their sole discretion, or (e) tendering any combination of the foregoing.  If the Participant fails to pay the Tax Withholding Amount in full, then the Company may refuse to deliver the Shares to the Participant until the Tax Withholding Amount is paid in full.

(b) Mature Shares.  For purposes of this Section 5, the term “Mature Shares” means shares of Common Stock that have been held by the Participant free and clear of any restrictions for at least six months prior to the use thereof to pay all or any part of the Tax Withholding Amount.

(c) Company’s Rights.  Notwithstanding anything to the contrary contained in this Section 5, the Company, to the extent permitted or required by applicable law, shall have the right to deduct the Tax Withholding Amount from any payment of any kind (including salary or bonus) otherwise due to the Participant from the Company.

(d) Section 83(b) Election.  The Participant acknowledges and agrees that the Company has no obligation to furnish, and has not furnished, any tax advice to the Participant with respect to the Award, including, without limitation, any advice regarding the Participant’s filing of an election under to Section 83(b) of the Code with respect to the Award.

6. Transfer of Vested Shares.  Following the vesting of the Award, the Participant may dispose of the Shares only in accordance with applicable securities laws and the Company’s policies, including, without limitation, its Insider Trading Policy.

7. Adjustments.  Subject to Section 12.1 of the Plan, in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, the Committee or the Board (or the board of directors of the surviving company if the Company is not the surviving company) will make such adjustments as it deems appropriate in the number and kind of shares covered by the Award to reflect the effects of such transaction.

8. Amendment or Substitution of Award.  Subject to the terms of the Plan, the terms of the Award may be amended or modified from time to time by the Committee in any manner that it deems appropriate (including, without limitation, the acceleration of the Vesting Date).

9. No Right to Continued Service.  This Agreement does not confer upon the Participant any right with respect to the continuance of employment by or other service with the Company, nor shall it interfere in any way with the right of the Company to terminate the Participant’s employment at any time or, in the case of a Participant who serves as a director of the Company, with the right of the Company’s stockholders to remove the Participant from such service.

10. Governing Law.  This Agreement shall be governed by the laws of the State of Maryland, without regard to any conflict of laws principles that would apply the law of another jurisdiction.

11. Participant Bound by Plan.

(a) Terms and Conditions.  By executing this Agreement, the Participant acknowledges and agrees that (i) this Agreement is subject in all respects to the provisions of the Plan, as amended from time to time, the terms of which are incorporated herein by reference and made a part hereof, (b) the interpretation and construction by the Committee of the Plan and this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant, (c) a copy of the Plan and all amendments thereto through the date hereof were provided to the Participant on the date hereof, and (d) the Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts this Award subject to all of such terms and provisions.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

(b) Capitalized Terms.  Capitalized terms that are used but not defined herein shall have the meanings assigned to them in the Plan.

12. Entire Agreement.  This Agreement and the Plan set forth the entire agreement of the parties with respect to the subject matter hereof.  Any and all prior agreements or understandings with respect to such matters are hereby superseded.

13. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant’s heirs, legatees, executors, administrators, and legal.  The Company may assign any of its rights and obligations under this Agreement.

14. Headings; Gender. The headings of Sections and paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction or interpretation.  All references to Sections, paragraphs, clauses or other subdivisions in this Agreement refer to the corresponding Sections, paragraphs, clauses or other subdivisions of this Agreement.  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.  Unless otherwise specifically noted, the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or other subdivision of this Agreement.

15. Severability.  If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of a particular jurisdiction, then (a) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (b) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

16. Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signatures Appear on Next Page]

[Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

COMPANY:

CARROLLTON BANCORP

By:
Name:
Title:

PARTICIPANT:

EXHIBIT A

FORM OF STOCK POWER AND ASSIGNMENT

This Stock Power and Assignment is being executed and delivered to Carrollton Bancorp (the “Company”) by the undersigned (the “Participant”) pursuant to that certain Restricted Stock Award Agreement, dated as of June 26, 2013, by and between the Company and the Participant (the “Agreement”).

The Participant hereby transfers 1,957 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), standing in the name of the Participant on the books of the Company, and any additional shares of Common Stock that may be issued from time to time to the Participant as a stock dividend on the Shares (the “Dividend Shares”), to the Company until such time as the Shares and any Dividend Shares vest pursuant to the Agreement.  Once the Shares and any Dividend Shares vest, this Stock Power and Assignment shall terminate and be returned, along with the vested Shares and any Dividend Shares to which this instrument relates, to the Participant.

Dated:           June 26, 2013

WITNESS:	PARTICIPANT:

(SEAL)
Name: